                                  EXHIBIT 10.2

                                    AGREEMENT

         This Agreement ("Agreement"), which includes Exhibits "A", "B", "C" and "D" hereto, which are incorporated herein by reference, is made as of June 12, 2000, by and between Osicom Technologies, Inc., a New Jersey corporation (hereinafter the "Company"), and Par Chadha (hereinafter "Chadha").

                                    RECITALS

         A. The Company is a Santa Monica-based business which designs, manufactures, and markets integrated networking and bandwidth aggregation products for enhancing the performance of data and telecommunications networks (the "Business").

         B. Chadha has served as the Company's Chief Executive Officer and Chairman of the Board of Directors.

         C. Chadha intends to resign as Chief Executive Officer and as a Director to pursue other business interests.

         D. The Company recognizes Chadha's extensive knowledge and unique understanding of the operation of the Business and desires to retain his services as a Consultant.

         E. On June 2, 2000, the Board of Directors of the Company ("Board") approved by unanimous written consent in lieu of a special meeting ("Consent") a resolution to accept Chadha's resignation and elect his replacement, with such resignation and election to be effective on July 8, 2000, subject to the prior execution of one or more written agreements with Chadha which incorporate the terms set forth on the Term Sheet attached to the Consent approving same. Consent and Term Sheet are attached hereto as Exhibit "A". The Consent further authorizes the appropriate officers of the Company to negotiate and execute such agreements and documents as necessary to effectuate the foregoing resolution.

         F. In accordance with this Consent, the Company and Chadha enter into this Agreement to formalize the continuing relationship between Chadha and the Company, upon the terms and subject to the conditions set forth herein.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and conditions set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Chadha agree as follows:

         1. Resignation. Chadha will resign as CEO and as a Director of the Company and any of its subsidiaries for which he is now an officer or director, with such resignation to be effective July 8, 2000.

         2. Consulting Services.

                  a. Upon the effective date of his resignation as set forth in paragraph 1 above, Chadha's status will be changed to that of Consultant. The term of the consultancy will continue until and including July 8, 2003 ("Consultancy Term"). During the Consultancy Term, Chadha will provide nonexclusive consulting services as reasonably requested by the Board or its designee, at the Company's option. Consulting services shall be provided at reasonable and mutually convenient times and locations or through written communications. The Company understands and agrees that Chadha will be unavailable to provide consulting services from July 8, 2000, until and including July 31, 2000.

                  b. Chadha will provide such assistance and consultation as may be reasonably requested by the Board or its designee on matters including, but not limited to, strategic relations; business plans and currently pending transactions; and currently pending or future litigation or threatened litigation.

                  c. Chadha's fee for his agreement to render the above services will be Seven Hundred Fifty Thousand Dollars ($750,000) to be paid in three equal installments. $250,000 shall be paid no later than ten (10) days following execution of this Agreement, $250,000 on June 2, 2001, and $250,000 on June 2, 2002. In addition, the Company will pay or reimburse Chadha for reasonable expenses incurred by Chadha in rendering his consulting services, including reasonable travel and lodging expenses, in fulfillment of his consulting services. The Company will continue to provide Chadha with an active e-mail address, and with services of an assistant for the performance of his consulting services, all at the Company's expense. For income tax purposes, Chadha will be treated as an independent contractor effective with the first payment hereunder.

                  d. If there is a material breach of a term of this Agreement by Company, which is not cured by Company within 60 days of written notice from Chadha of the breach, then all payments payable under this Agreement are immediately due and payable and Chadha will have no obligations under this Agreement. If Chadha dies or becomes Permanently Disabled before July 8, 2003, all payments payable under this Agreement are immediately due and payable to Chadha (or his legal representative as the case may be) and Chadha (nor any related persons or entities) will not have any obligations under this Agreement. For purposes of this Agreement, Permanent Disability shall be defined as any physical or mental illness or incapacity which renders Chadha incapable of fully performing the consulting services provided for herein for a period aggregating 120 days in any twelve month period ending before July 8, 2003. Upon request, Company will be provided with medical verification of Permanent Disability.

         3. Fringe Benefits.

                  a. Until and including July 8, 2003, Chadha will be covered at Company's expense under plans of the Company relating to health, medical and life insurance, if permitted by law and the existing terms of such plans. In the event the terms of such plans do not provide for continuation of coverage through and including July 8, 2003, Company will provide, entirely at its expense, Chadha (and for purposes of health care coverage, Chadha's family members who are "qualified beneficiaries", as such is defined in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")), with coverage comparable to the coverage provided to Chadha as of the Effective Date of his resignation.

                  b. The Company will cooperate and effectuate all actions for the benefit of Chadha or any related person or entity as were contemplated in any and all previous actions approved by the Board.

         4. Stock Options.

                  a. All stock options relating to securities of the Company or any subsidiary or affiliate, held by Chadha, or any person or entity related to him (the "Options"), to the extent not previously vested, shall immediately fully vest and be exercisable, without regard to any vesting terms to the contrary contained in any plan or agreement pursuant to which any such Options were granted. A schedule of Options subject to this Section 4, is attached hereto as Exhibit "B". Notwithstanding the foregoing, with respect to the 600,000 Options to purchase Company common stock under "ID 1650", granted to Chadha April 26, 2000, under the Company's Amended and Restated 1997 Incentive and Non-Qualified Stock Option Plan (ID 1650), the Company has the repurchase rights as set forth in the Stock Repurchase Agreement ("Repurchase Agreement"), attached hereto as Exhibit "C".

                  b. The period for exercise of any Option shall not expire or terminate until the final expiration date set forth in the applicable plan or agreement pursuant to which any such Options were granted, regardless of Chadha's change in status from officer, employee and/or director of the Company to consultant, and regardless of any subsequent termination or expiration of this Agreement, the Exhibits hereto, or any option plans.

                  c. If any term or provision of any option plan, or agreement heretofore entered into between the parties pursuant to such plan, conflicts with the terms hereof, then such term or provision is hereby waived and/or modified, to the fullest extent required to effectuate the intent of this
Section 4, to the extent permitted by law, and the Company shall take all such steps as are necessary to cause such conflicting term or provision to be waived, modified or amended in accordance herewith.

                  d. In connection with the exercise of any or all Options, the Company will lend the holder, upon request, up to 100% of the purchase price for the shares purchased, at the AFR rate then prevailing under Section 7872 of the Internal Revenue Code. Any loan will be evidenced by a promissory note payable with accrued interest in 24 months from the date of the loan, and a pledge of the shares purchased. Alternatively, if the Company then has in effect another program to facilitate exercise of outstanding options held by other persons, that program will also be available with respect to the Options.

                  e. Any existing or future programs that the Company develops for any holders of outstanding options to reflect and adjust for corporate transactions, (including, without limitation, any and all dividends and distributions in cash, stock of other companies, property, or grant and or forgiveness of loans or other obligations), will also be available with respect to the Options.

         5. Change in Control.

                  a. If there is change in control as defined below, then all payments payable under this Agreement are immediately due and payable and Chadha will have no obligations under this Agreement.

                  b. As used in this Agreement, the phrase "change in control" shall mean: (a) the sale, transfer or other disposition of more than 50% of the Company's outstanding common stock or other voting securities in a single transaction or a series of transactions in concert with each other; (b) one or more changes in the composition of the Company's Board of Directors such that the members of the Board as of the date of this Agreement do not constitute a majority of the Board; or (c) the Sale or other disposition of all of the assets or stock of Sorrento Networks, Inc. to an entity that is not affiliated with the Company or Sale of the Company (as defined in the Option Agreement and the Option Plan under which they were granted).

         6. Noncompetition; Nondisclosure of Confidential Information.

                  a. During the term of the Agreement, Chadha will not directly or indirectly engage in other business activities that are in Direct Competition with the Business now being carried on by the Company and its affiliates. In addition, for one year after his resignation in accordance with Section 1, Chadha may not use or disclose Confidential Information acquired in the course of his relationship or solicit customers or employees of the Company for any business activity unrelated to his services as a consultant without the consent of the Company. Chadha may engage in all other business activities without restriction.

                  b. For purposes of this Agreement, "Confidential Information" shall mean non-public information concerning the financial data, strategic business plans, product development, proprietary product data, marketing plans and other non-public, proprietary and confidential information of the Company and its affiliates.

                  c. For purposes of this Agreement, "Direct Competition" shall mean any business activity with a person or entity (other than Company or its affiliates) involving the design, manufacture and marketing of integrated networking and bandwidth aggregation products which are competitive with the products or services of Company in existence or under development upon the effective date of this Agreement.

                  d. This Section 6 supersedes any and all noncompetition and nondisclosure obligations of Chadha to Company under any provision of any plan or agreement, including but not limited to paragraph 4, of the Indemnification Agreement approved by the Board in November of 1999.

         7. Communications About Chadha. Company agrees that all communications, whether written or oral, made by the Company or on its behalf to any person or entity (including, without limitation, any Company employee, customer, vendor, supplier, competitor, investor, or member of the media) regarding Chadha or any person or entity related to him ("Communications") will: (a) be truthful; and
(b) not directly or indirectly, criticize, disparage, or in any manner undermine the reputation or business practices of Chadha or any person or entity related to him. In addition, Company will give Chadha reasonable notice and Chadha shall have the option to review and approve such Communication before it is released in a reasonable amount of time. Notwithstanding the foregoing, the Company may make such truthful Communications as are lawfully compelled and made under oath in connection with a court or governmental administrative proceeding.

         8. Mutual Release. For and in consideration of the foregoing, Company and Chadha hereby irrevocably and unconditionally release and forever discharge each other, and each of their respective current and former partners, officers, directors, shareholders, agents, employees, attorneys, representatives, beneficiaries, family members, subsidiaries, affiliates, insurers, predecessors and successors in interest, assigns, executors, administrators and heirs, all persons acting by, through, under or in concert with them, or any of them (collectively "Affiliates"), from any and all manner of past, present or future actions or causes of action, liens, claims, damages, obligations, liabilities, debts, accounts, judgments, demands, costs and expenses (including attorneys' fees and costs) of every nature, kind, and description whatsoever, whether known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way related to any matters through the effective date of this Agreement (the "Released Claims").

         Notwithstanding the foregoing, this Agreement and release shall not effect a release of any claims or the rights and obligations of the Parties under this Agreement or Exhibits thereto. Nothing contained in this Section 8, shall affect any rights, claims or causes of action which Chadha may have (1) with respect to his outstanding stock options, warrants or other stock subscription rights to purchase the Stock of the Company or any of its subsidiaries or related entities or other securities under the terms and conditions thereof; and (2) to indemnification by the Company.

         9. Unknown Claims. Company and Chadha acknowledge that they have investigated to their complete satisfaction all facts and potential claims which relate to or arise out of the Released Claims, and that there is a risk that after the execution of this Agreement, they will discover, incur or suffer claims which were unknown or unanticipated at the time this Agreement is executed, and which if known on the date of execution and delivery hereof may have materially affected their decision to execute this Agreement. Company and Chadha acknowledge and agree that by reason of the mutual releases contained above, they are assuming the risk of such unknown claims and agree that this Agreement applies thereto. In connection therewith, Company and Chadha expressly waive and relinquish the benefits of Section 1542 of the California Civil Code, which Section reads as follows:

                  "A General Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         10. Indemnification. The Indemnification Agreement approved by the Board in November of 1999, is hereby modified and, modified, the terms thereof are set forth in an Indemnification Agreement attached hereto as Exhibit "D".

         11. Miscellaneous.

                  11.1. Legal Advice and Construction of Agreement. Both Company and Chadha have received (or have voluntarily and knowingly elected not to receive) independent legal advice with respect to the advisability or entering into this Agreement and with respect to all matters covered by this Agreement and neither has been entitled to rely upon or has in fact relied upon the legal or other advice of the other party or such other party's counsel (or employees) in entering into this Agreement.

                  11.2. Parties' Understanding. Company and Chadha state that each has carefully read this Agreement, that it has been fully explained to it/him by its/his attorney (or that it/he has voluntarily and knowingly elected not to receive such explanation), that it/he fully understands its final and binding effect, that the only promises made to it/him to sign the Agreement are those stated herein, and the Exhibits attached hereto, and that it/he is signing this Agreement voluntarily.

                  11.3. Recitals and Section Headings. Each term of this Agreement is contractual and not merely a recital. All recitals are incorporated by reference into this Agreement. Captions and section headings are used herein for convenience only, are not part of this Agreement, and shall not be used in interpreting or construing it.

                  11.4. Entire Agreement. This Agreement and the Exhibits thereto constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to waive or supersede any provision in any other plan or agreement, the terms of which are more beneficial or favorable to Chadha than those set forth herein.

                  11.5. Force Majeure. Neither the Company nor Chadha shall be deemed in default if its/his performance of obligations hereunder is delayed or become impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic, or any other cause beyond such party's reasonable control.

                  11.6. Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Chadha, nor may any of Chadha's duties hereunder be delegated, without the prior written consent of Company, which consent may be given or withheld by Company in its sole discretion. The rights of Company under this Agreement may not be assigned without the consent of Chadha, which consent may be given or withheld by Chadha in his sole discretion.

                  11.7. Excise Tax. If Chadha becomes liable for any excise tax imposed by Section 4999 of the Internal Revenue Code, as amended, by reason of any provision of this Agreement, the Company shall make an additional "gross up" payment to Chadha, in an amount such that Chadha will be left in the same economic position after imposition of such excise tax (and any income tax imposed on the gross-up payment) as he would have been had such excise tax not been imposed.

                  11.8. Survival. The covenants, agreements, representations and warranties contained in or made pursuant to Sections 4, 5, 7, 8, 9, 10 and 11.7 shall survive the expiration of this Agreement.

                  11.9. Third Party Beneficiaries. Except as expressly provided herein with respect to successors and assigns of the parties, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party to this Agreement.

                  11.10. Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

                  11.11. Notices. All notices, consents, requests, demands, instructions, approval, acceptances and other communications of any kind whatsoever which may or must be given under this Agreement shall be in writing and shall be deemed duly given or made upon certified or registered mail, return receipt requested, postage prepaid, or reputable overnight delivery service, to the parties at the addresses set forth below (or at such other addresses as shall be specified by like notice): to Company, attention General Counsel and Secretary, at 2800 28th Street, Suite 100, Santa Monica California 90405 (with a copy to Richard L. Jacobson, Esq., Fulbright and Jaworski, 801 Pennsylvania Avenue, N.W., Washington, D.C., 20004-2604; and to Chadha at _____________ ___________________________________________. Any party may change said party's address for purposes of giving notices under this Section by giving to the other party a written notice of such change in the manner provided in this Section.

                  11.12. Severability. All sections, clauses thereof and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

                  11.13. Applicable Law. This Agreement (exclusive of Exhibit "D") is made with reference to the laws of this State of California, and shall be governed by and construed in accordance therewith. Any legal action, suit or proceeding brought by either party to enforce or interpret any term or provision of this Agreement shall be brought in the appropriate state or federal court located in Los Angeles, California. The prevailing party in any such legal action, suit or proceeding shall be entitled to have and recover from the losing party such prevailing party's attorneys' fees and costs incurred in connection therewith, including, but not limited to expert witness fees and costs and expenses of appeals.

                  11.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

                  11.15. No Admission. Neither the entry into this Agreement nor the giving of consideration hereunder shall constitute an admission of any wrongdoing by Company or Chadha.

                  11.16. Effectiveness. This Agreement shall become effective upon execution by the later of the parties hereto to execute this Agreement.


OSICOM TECHNOLOGIES, INC.                      PAR CHADHA

By:      /s/ Xin Cheng                         By:    /s/ Par Chadha
         -------------                                --------------
Its:     President
Date:    June 12, 2000                         Date:  June 12, 2000

                                    EXHIBIT B

                                   PAR CHADHA

                                  Stock Options

                                               Final                                        Unexercised
              ID       Plan       Grant       Vesting   Expiration    Strike     Options      Options       Vested
            Number                 Date        Date        Date       Price      Granted      Granted      Balance
Osicom Technologies, Inc.: (Par Chadha)

              42        1988      9/11/95     9/11/95      9/11/05    $ 13.500      16,667      16,667      16,667
             284        1988       2/2/96      2/2/96       2/1/06    $ 23.760      16,667      16,667      16,667
             497        1988       8/7/95      8/7/95       8/7/05    $ 11.160      39,167      23,000      23,000
             499        1988       8/7/95     5/31/96       8/7/05    $ 11.160      39,167      39,167      39,167
             501        1988       8/7/95     5/31/97       8/7/05    $ 11.160      39,167      39,167      39,167
             824        1988      9/26/97     9/26/97      9/26/07    $ 13.500      16,667      16,667      16,667
            1161        1988       5/1/98      8/1/98       5/1/08    $ 13.500       8,334       8,334       8,334
            1233        1997      11/2/98      2/1/02      11/2/08    $  7.031     340,830     298,830     298,830
            1575        1997      8/24/99     8/24/99      8/24/09    $  7.110      70,000      70,000      70,000
            1650        1997      4/26/00      2/1/03       2/1/10    $ 49.250     600,000     600,000           -
                                                                               ------------------------------------
                                                                                 1,186,666   1,128,499     528,499
                                                                               ------------------------------------

Osicom Technologies, Inc.: (Sharon Chadha)

              43        1988      9/11/95     9/11/95      9/11/05    $ 13.500      16,667      16,667      16,667
             285        1988       2/2/96      2/2/96       2/1/06    $ 23.760      16,667      16,667      16,667
             824        1988      9/26/97     9/26/97      9/26/07    $ 13.500      16,667      16,667      16,667
                                                                               ------------------------------------
                                                                                    50,001      50,001      50,001
                                                                               ------------------------------------

NETsilicon, Inc.:

             n/a     Osi Stock    9/14/99     9/14/99      9/14/09    $   7.00      12,632      12,632      12,632


Entrada Networks, Inc.:

              n/a    Osi Stock    6/15/00     8/31/00      6/15/10      $ 3.50     200,000     200,000     200,000

                                   EXHIBIT C-1

                           STOCK REPURCHASE AGREEMENT

         THIS STOCK REPURCHASE AGREEMENT is made between PAR CHADHA (the "Purchaser") and OSICOM TECHNOLOGIES, INC., a New Jersey Corporation (the "Company") as of June 12, 2000.

         Unless otherwise defined herein, the terms defined in the Company's Amended and Restated 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan") or in the Agreement between the Company and Purchaser ("Agreement"), dated the date hereof and to which this Stock Repurchase Agreemeent is attached as Exhibit C, shall have the same meanings in this Stock Repurchase Agreement.

                                    RECITALS

         A. Pursuant to the Plan, the Purchaser was granted an option, known as ID 1650 (the "Option"), to purchase up to 600,000 shares of Company Common Stock subject to certain vesting provisions.

         B. Purchaser was previously granted other options to purchase the Company's Common Stock.

         C. Purchaser and the Company entered into the Agreement, dated the date hereof to which this Stock Repurchase Agreement is attached as Exhibit C, which modifies the terms of all options held by Purchaser, to eliminate all vesting and repurchase provisions except as set forth in this Stock Repurchase Agreement, and permits, but does not require, the immediate exercise of the Option.

         D. The Repurchase Option set forth in this Stock Repurchase Agreement is limited to the Options, as defined above and granted under ID 1650.

         Now therefore, in consideration of the foregoing and the mutual covenants and conditions set forth herein, the Company and Purchaser agree as follows:

         1. REPURCHASE OPTION.

                  (a) If, before July 8, 2003, Purchaser commits a Breach, as defined below, of the Agreement dated as of June 12, 2000 (this Stock Repurchase Agreement is Exhibit C to the Agreement), Company shall give written notice of such Breach to Purchaser, and Purchaser shall have thirty (30) days following receipt of said notice in which to cure such Breach. For purposes of this Stock Repurchase Agreement, a Breach by Purchaser shall be limited to the willful failure by Purchaser to perform pursuant to the terms set forth in paragraph 2 (Consulting Services) or paragraph 6 (Noncompetition; Nondisclosure of Confidential Information) of the Agreement. If the Breach remains uncured after 30 days, then, subject to the limitations set forth in paragraphs (b), (c), (d) and (g) of this Section 1, the Company shall have the right and option (the "Repurchase Option") to cancel outstanding Options, or repurchase certain Shares (the "Repurchasable Shares") as to which the Option shall have been exercised, at the rate of 16,667 Repurchasable Shares or Option for every 30 days that the breach remains uncured.

                  (b) For purposes of this Stock Repurchase Agreement, Repurchasable Shares shall mean and include only Shares as to which Purchaser has debt outstanding, i.e., as to which, at the time of any Breach, any indebtedness or obligations to the Company that Purchaser incurred in order to purchase the Shares subject to the Option has not been paid in full, or cancelled or forgiven by prior action of the Company.

                  (c) The maximum number of Repurchasable Shares that may be repurchased, or Options that may be cancelled shall not exceed the number determined in accordance with the following schedule:

                                                      Maximum Repurchase
           Date of Breach                                   Option
--------------------------------------------------------------------------------
         Before July 8, 2001                       500,000 Options or Shares
     July 8, 2001 - July 7, 2002                   400,000 Options or Shares
     July 8, 2002 - July 7, 2003                   200,000 Options or Shares
          After July 7, 2003                                   None

                  (d) If the Company elects to exercise its repurchase and cancellation rights at a time when the Option and/or Repurchasable Shares have partially vested, Purchaser shall have the right to determine whether and to what extent outstanding Options shall be canceled or Repurchasable Shares repurchased in order to meet the vesting provisions set forth above.

                  (e) If the Company does not give notice required by paragraph 1(a) above, within 30 days following a Breach, the Repurchase Option shall terminate as to that Breach.

                  (f) If a Breach by Purchaser remains uncured after expiration of the Cure Period set forth in paragraph 1(a) above, the Company may exercise its Repurchase Option by delivering personally or by registered mail to Purchaser, within 30 days of said expiration, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than 30 days from the mailing of such notice. The closing shall take place at the Company's office. At the closing, if any Shares are to be repurchased under the Repurchase Option, the holder of the certificates for the Shares being transferred shall deliver stock certificate or certificates and the Company shall deliver the purchase price by proportionally reducing the amount owed it on the indebtedness incurred to purchase the shares, including principal and accrued interest, and will take appropriate actions to reduce the balance owed under Purchaser's notes or other evidences of indebtedness. In the event the payment is larger than the promissory note outstanding then the remainder will be paid by the Company in cash, certified or cashier's check, wire transfer, or other method reasonably acceptable to Purchaser.

                  (g) In the event that Purchaser's obligations under the Agreement terminate for any reason before the expiration of the Consultancy Term (as defined therein), including but not limited to paragraph 1(d), and 5 (Change of Control) thereof, then the Company's Repurchase Option provided hereunder shall terminate concurrently and any and all repurchase or cancellation rights of the Company provided herein shall expire.

         2. TRANSFERABILITY OF THE SHARES; ESCROW.

                  (a) Purchaser hereby authorizes and directs the Secretary of the Company, or such other person designated by the Company, to transfer the Repurchasable Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

                  (b) To insure the availability for delivery of Purchaser's Repurchasable Shares upon repurchase the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby appoints the Secretary, or any other person designated by the Company as escrow agent, as his attorney-in-fact to sell, assign and transfer unto the Company, such Repurchasable Shares, if any, repurchased by the Company pursuant to the Repurchase Option. When any exercise of the Repurchase Option occurs, Purchaser shall deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Repurchasable Shares, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit C-2. The Repurchasable Shares and stock assignment shall be held by the secretary in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as Exhibit C-3 hereto, until the Company exercises its Repurchase Option, until such Repurchasable Shares are vested, or until such time as this Stock Repurchase Agreement no longer is in effect. Upon vesting of the Repurchasable Shares, the escrow agent shall promptly deliver to the Purchaser the certificate or certificates representing such Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Stock Repurchase Agreement.

                  (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

                  (d) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Repurchasable Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Stock Repurchase Agreement.

         3. OWNERSHIP, VOTING RIGHTS, DUTIES. This Stock Repurchase Agreement shall not affect in any way the ownership, voting rights, rights to receive dividends or other rights or duties of Purchaser, except as specifically provided herein.

         4. LEGENDS. The share certificate evidencing the Repurchasable Shares shall be endorsed with the following legend (in addition to any legend required under applicable federal and state securities laws):

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN A STOCK REPURCHASE AGREEMENT DATED JUNE 12, 2000 BETWEEN THE COMPANY AND THE PURCHASER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         5. ADJUSTMENT FOR STOCK SPLIT. All references to the number of Options, Shares and the purchase price of the Repurchasable Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Options or Shares which may be made by the Company pursuant to Section 12 of the Plan after the date of this Stock Repurchase Agreement.

         6. NOTICES. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at their respective principal executive offices.

         7. SURVIVAL OF TERMS. This Stock Repurchase Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

         8. SECTION 83(B) ELECTION. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for Shares, an election (the "Election") may be filed by the Purchaser with the Internal Revenue Service, within 30 days of the purchase of the exercised Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the exercised Shares and their Fair Market Value on the date of purchase. In the case of a Nonstatutory Stock Option, this will result in a recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the Option is exercised over the purchase price for the exercised Shares. Absent such an Election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. In the case of an Incentive Stock Option, such an Election will result in a recognition of income to the Purchaser for alternative minimum tax purposes on the date of exercise, measured by the excess, if any, of the Fair Market Value of the exercised Shares, at the time the option is exercised, over the purchase price for the exercised Shares. Absent such an Election, alternative minimum taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. Purchaser is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as Exhibit C-5 for reference.

         PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

         9. REPRESENTATIONS. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Stock Repurchase Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Stock Repurchase Agreement.

         10. GOVERNING LAW. This Stock Repurchase Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of New Jersey.

         IN WITNESS WHEREOF, this Stock Repurchase Agreement is deemed made as of the date first set forth above.

                                       OSICOM TECHNOLOGIES, INC.


                                       By:  /s/ John K. Lines
                                            -----------------
                                       Name:  John K. Lines
                                       Title:  General Counsel and Secretary

                                       PURCHASER

                                       Signature:  /s/ Par Chadha
                                                 ----------------
                                                    Par Chadha
                                       Address:
                                               --------------------

                                               --------------------


                                   EXHIBIT C-2

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

         FOR VALUE RECEIVED I, PAR CHADHA, hereby sell, assign and transfer unto OSICOM Technologies, Inc. __________ shares of the Common Stock of Osicom Technologies, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint ___________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

         This Stock Assignment may be used only in accordance with the Stock Repurchase Agreement between Osicom Technologies, Inc. and the undersigned dated June 12, 2000.

         Dated:  June 12, 2000              Signature:  /s/ Par Chadha
                                                      ----------------


INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "Repurchase Option," as set forth in the Stock Repurchase Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT C-3

                            JOINT ESCROW INSTRUCTIONS

                                                             -------------, ----
                                                             [Date]

Osicom Technologies, Inc.

-------------------------

-------------------------

Attention:  Secretary

Dear                       :
     ----------------------

         As Escrow Agent for both Osicom Technologies, Inc. (the "Company"), and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Repurchase Agreement between the Company and the undersigned, in accordance with the following instructions:

         1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's Repurchase Option set forth in the Stock Repurchase Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be repurchased, the purchase price, and the time for a closing hereunder at the principal office of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

         2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver the stock assignments, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, or some combination thereof) for the number of shares of stock being repurchased pursuant to the exercise of the Company's Repurchase Option.

         3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Stock Repurchase Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of transfer of, the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

         4. You will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's Repurchase Option within 10 days of the expiration or termination, in whole or in part, of the Company's rights.

         5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

         6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

         7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

         8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

         9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Stock Repurchase Agreement or any documents or papers deposited or called for hereunder.

         10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

         11. You shall be entitled to employ such legal counsel and other experts as you may deem NECESSARY TO PROPERLY to advise you in connection with your obligations hereunder, may rely upon the advice of such counsel, and the Company may pay such counsel reasonable compensation therefor.

         12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to each party. In the event of any such termination, the Company shall appoint a successor Escrow Agent.

         13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

         14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

         15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

         16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Stock Repurchase Agreement.

         17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

         18. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of New Jersey.

         IN WITNESS WHEREOF, these Joint Escrow Instructions have been duly executed as of the date first set forth above.

                                        OSICOM TECHNOLOGIES, INC.


                                        By:  /s/ John K. Lines
                                           -------------------
                                        Name:  John K. Lines
                                        Title:  General Counsel and Secretary


                                        PURCHASER

                                        Signature:  /s/ Par Chadha
                                                  ----------------
                                        Printed Name:  Par Chadha


                                        ESCROW AGENT

                                        By: /s/ John K. Lines
                                           ------------------
                                              Corporate Secretary,
                                              Osicom Technologies, Inc.


                                   EXHIBIT C-4

                                CONSENT OF SPOUSE

         I, SHARON CHADHA, spouse of PAR CHADHA, have read and approve the foregoing Stock Repurchase Agreement and the Agreement to which it is an exhibit (collectively, the "Agreement"). In consideration of the rights granted to my spouse , as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant to the Options referred to therein under the community property laws of the State of California.

Dated: June 12, 2000                          Signature: /s/ Sharon Chadha
                                                         -----------------
                                              Printed Name: Sharon Chadha

                                    EXHIBIT D

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement, dated as of June 12, 2000, is made by and between Osicom Technologies Inc., a New Jersey corporation (the "Corporation"), and PAR CHADHA. (the "Indemnitee").

                                    RECITALS

         A. Indemnitee has served as the Chairman of the Board and Chief Executive Officer of the Corporation. At the Corporation's request, Indemnitee has also served as a director and officer, employee and/or agent of one or more of its subsidiary corporations and other business entities in which it has an investment. The Corporation wishes Indemnitee to continue to act as a Consultant to the Corporation Board of Directors or its designee;

         B. The Corporation and Indemnitee recognize that the present state of the law is too uncertain to provide the Corporation and its directors, officers, and consultants, with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Corporation;

         C. The Restated Certificate of Incorporation (the "Certificate") of the Corporation provides that the Corporation shall indemnify, to the fullest extent permitted by law, certain persons, including directors, officers, employees or agents of the Corporation, against specified expenses and losses arising out of certain threatened, pending or completed actions, suits or proceedings;

         D. Section 14A:3-5(8) of the New Jersey Statutes (the "NJCL") expressly recognizes that the indemnification provided by the other subsections of Section 14A:3-5 of the NJCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office;

         E. Indemnitee has indicated that he may not be willing to serve as a consultant in the absence of an indemnification agreement from the Corporation;

         F. The Board of Directors of the Corporation has concluded that, to retain and attract talented and experienced individuals to serve as directors, officers and consultants of the Corporation, it is necessary for the Corporation to contractually indemnify them, and to assume for itself liability for expenses and damages in connection with claims against them in connection with their service to the Corporation, and has further concluded that the failure to provide such contractual indemnification could result in great harm to the Corporation and its stockholders.

                                    AGREEMENT

         NOW, THEREFORE, the Corporation and the Indemnitee agree as follows:

         1. Definitions.

                  (a) "Expenses" means, for the purposes of this Agreement, all direct and indirect costs of any type or nature whatsoever (including, without limitation, any fees and disbursements of Indemnitee's counsel, accountants and other experts and other out-of-pocket costs) actually and reasonably incurred by Indemnitee in connection with the investigation, preparation, defense or appeal of a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding unless such matters may be indemnified under applicable provisions of the NJCL.

                  (b) "Proceeding" means, for the purposes of this Agreement, any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (including actions, suits or proceedings brought by or in the right of the Corporation or an Affiliate) in which Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that Indemnitee is or was a director, officer or consultant of the Corporation, or any of its Affiliates, by reason of any action taken by him or of any inaction on his part while acting as such director, officer, employee agent, or consultant, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, employee, agent or consultant of another foreign or domestic corporation, partnership, joint venture, LLC, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Corporation or of another enterprise at the request of such predecessor corporation, whether or not he is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

                  (c) "Affiliate" of the Corporation means any corporation, partnership, trust, LLC or other enterprise, foreign or domestic, in which the Corporation had a significant equity investment (whether through ownership of shares, warrants, convertible securities, or contract rights) or a business relationship, including but not limited to, customer, supplier, joint venture or partnership participant, or both an equity investment and a business relationship. An equity investment by the Corporation in another enterprise shall be deemed significant if it at any time amounted to more than five percent (5%) of such enterprise's total equity, on a fully diluted basis.

                  (d) "Affiliate" of the Indemnitee means his spouse, descendants, ancestors, and siblings, and their respective spouses, a trust or other arrangement established for the primary benefit of one or more of Indemnitee's family members, and a corporation, partnership, LLC, or other enterprise in which Indemnitee or his Affiliates hold a majority of the equity interests.

         2. Indemnification.

                  (a) Third Party Proceedings. To the fullest extent permitted by law, the Corporation shall indemnify Indemnitee and his Affiliates against Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement (if the settlement is approved in advance by the Corporation)) actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Corporation) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee's conduct was unlawful. Notwithstanding the foregoing, no indemnification shall be made in any criminal proceeding where Indemnitee has been adjudged guilty unless a disinterested majority of the directors determines that Indemnitee did not receive, participate in or share in any pecuniary benefit to the detriment of the Corporation, had no reasonable cause to believe that his conduct was unlawful, and, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses or liabilities.

                  (b) Proceedings by or in the Right of the Corporation. To the fullest extent permitted by law, the Corporation shall indemnify Indemnitee and his Affiliates against Expenses actually and reasonably incurred by Indemnitee or any Affiliate in connection with the defense or settlement of a Proceeding by or in the right of the Corporation to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation. Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation in the performance of Indemnitee's duty to the Corporation unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine.

                  (c) Scope. Notwithstanding any other provision of this Agreement other than Sections 3 and 13, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Certificate, the Bylaws of the Corporation, or statute.

                  (d) If and to the extent any Affiliate of Indemnitee acted as a director, officer, employee, agent or consultant to the Corporation, or any of its affiliates, then all provisions of this Agreement shall apply to such action, and such Affiliate shall be treated as an Indemnitee hereunder and shall be entitled to all benefits and to exercise all rights provided to Indemnitee under this Agreement.

         3. Limitations on Indemnification. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated pursuant to the terms of this Agreement:

                  (a) Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under Section 14A:3-5 of the NJCL; or

                  (b) Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 14A:3-5 of the NJCL, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if a majority of the disinterested directors has approved the initiation or bringing of such suit; or

                  (c) Lack of Good Faith. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

                  (d) Insured Claims. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Corporation or any other policy of insurance maintained by the Corporation or Indemnitee; or

                  (e) Claims Under Section 16(b). To indemnify Indemnitee for Expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

                  (f) Claims Indemnified by Other Enterprises. To indemnify Indemnitee for Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines or penalties, and amounts paid in settlement) which have been paid directly to or on behalf of Indemnitee by another foreign or domestic corporation, partnership, joint venture, LLC, trust or other enterprise, or was a director or officer of the foreign or domestic corporation which was a predecessor corporation to the Corporation; it being the parties intent that the indemnification rights under this Agreement shall be secondary to the indemnification provided by such other enterprise with respect to claims based on Indemnitee's relationship to such other enterprise.

         4. Determination of Right to Indemnification. Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to
Section 2 of this Agreement, the Corporation shall determine by any of the methods set forth in Section 14A:3-5 of the NJCL whether Indemnitee has met the applicable standards of conduct that make it permissible under applicable law to indemnify Indemnitee. The Corporation's Board will use its best efforts to designate Richard Jacobson, Esq., now of Fulbright & Jaworski, LLP, as independent legal counsel to assist the Board in making this determination. If a claim under Section 2 of this Agreement is not paid in full by the Corporation within ninety days after such written claim has been received by the Corporation, Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, unless such action is dismissed by the court as frivolous or brought in bad faith, Indemnitee shall be entitled to be paid also all expenses of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to make a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct. The court in which such action is brought shall determine whether Indemnitee or the Corporation shall have the burden of proof concerning whether Indemnitee has or has not met the applicable standard of conduct. With respect to all litigation now pending, the Corporation acknowledges that Indemnitee and his Affiliates have met the applicable standard of conduct.

         5. Advancement and Repayment of Expenses. The Expenses incurred by Indemnitee in defending and investigating any Proceeding shall be paid by the Corporation prior to the final disposition of such Proceeding within thirty days after receiving from Indemnitee copies of invoices presented to Indemnitee for such Expenses and an undertaking by or on behalf of Indemnitee to the Corporation to repay such amount to the extent it is ultimately determined that Indemnitee is not entitled to indemnification. In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor. Notwithstanding the foregoing, in a proceeding brought by the Corporation directly, in its own right (as distinguished from an action brought derivatively or by any receiver or trustee), the Corporation shall not be required to make the advances called for hereby if a majority of the disinterested directors determine that it does not appear that Indemnitee has met the standards of conduct that made it permissible under applicable law to indemnify Indemnitee and that the advancement of Expenses would not be in the best interests of the Corporation and its stockholders.

         6. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Corporation of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Corporation shall nevertheless indemnify or pay advancements to Indemnitee for the portion of such Expenses or liabilities to which Indemnitee is entitled.

         7. Notice to Corporation by Indemnitee. Indemnitee shall notify the Corporation in writing of any matter with respect to which Indemnitee intends to seek indemnification hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof; provided that any delay in so notifying the Corporation shall not constitute a waiver by Indemnitee of his rights hereunder. The written notification to the Corporation shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court, if any, in which the Proceeding is pending. In addition, Indemnitee shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         8. Defense of Claim. Indemnitee shall have the right to select separate counsel to represent him in any Proceeding against him, subject to the approval of the Corporation, which shall not be unreasonably withheld. An objection to Indemnitee's selected counsel based on hourly rates shall not be considered reasonable unless the Corporation is able to demonstrate that the billing rates or fees quoted by such counsel (whether on an hourly basis, a flat fee, or a combination) are at least 25% higher than the reasonable and customary rates or fees charged by national law firms for defending similar actions. All the fees and expenses billed by the counsel for the Indemnitee shall be paid by the Corporation.

         9. Attorneys' Fees. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to other amounts to which the prevailing party may be entitled, actual attorneys' fees, expert fees and court costs as may be awarded by the court.

         10. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during any period that (i) Indemnitee is a director or officer of the Corporation or of its any Affiliates and through the entire term (not earlier than July 8, 2003) of the Agreement relating to consulting services and other


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

matters entered into between the parties on the date hereof, or (ii) Indemnitee is serving at the request of the Corporation as a director, officer, fiduciary, employee, agent or consultant, of any other corporation, partnership, joint venture, LLC, trust or other enterprise, and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee served in any capacity referred to herein, including but not limited to all Proceedings that are currently pending before any court or agency.

         11. Successors and Assigns. This Agreement establishes contract rights that shall be binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto. Without limiting the generality of the foregoing, the Corporation shall ensure that the terms of this Agreement are assumed by any corporation or other enterprise that may become a successor entity to it in a merger, consolidation, sale of substantially all its assets, or change in control, and shall not agree to any acquisition of the Corporation in which such Assumption is not expressly agreed to by the acquiring entity.

         12. Non-exclusivity.

                  (a) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that Indemnitee may have under any provision of law, the Certificate or the Bylaws of the Corporation, the vote of the Corporation's stockholders or disinterested directors, other agreements or otherwise, both as to action in his official capacity and action in another capacity while occupying his position as a director or officer of the Corporation.

                  (b) In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule that expand the right of a New Jersey corporation to indemnify its directors and officers, Indemnitee's rights and the Corporation's obligations under this Agreement shall be expanded to the fullest extent permitted by such changes. In the event of any changes in any applicable law, statute or rule, that narrow the right of a New Jersey corporation to indemnify a director and officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder.

         13. Supplemental Insurance. In addition to the coverage provided under its present D&O liability insurance policies, the Company will, as soon as feasible following Indemnitee's request therefor, use its best efforts to obtain and maintain in force one or more supplemental D&O liability policies that will provide it and Indemnitee with unlimited tail coverage with respect to claims made against Indemnitee or for which he may be held liable. The Company shall pay all premiums required to obtain and maintain such coverage.

         14. Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee that occurred prior to such date if Indemnitee was a director or officer of the Corporation or its predecessor, or was serving at the request of the Corporation or its predecessor as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

         15. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 15. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

         16. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New Jersey without regard to its rules pertaining to conflicts of laws. To the extent permitted by applicable law, the parties hereby waive any provisions of law that render any provision of this Agreement unenforceable in any respect.


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

         17. Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressed, on the date of such receipt, or (ii) if delivered by facsimile transmission to the recipient followed by a copy sent by mail on the same date as the facsimile transmission, on the date of receipt of such facsimile transmission, or (iii) if mailed by certified or registered mail with postage prepaid, on the third business day after the mailing date. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

         18. Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

         19. Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original.

         20. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

                                         OSICOM TECHNOLOGIES INC.,
                                         a New Jersey corporation

                                         By:  /s/  Xin Cheng
                                            ----------------
                                         Title:  President

                                         Address:  2800 28th Street, Suite 100
                                                   Santa Monica, CA 90405

INDEMNITEE:

/s/ Par Chadha
-----------------------
PAR CHADHA


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